UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) June 21, 2006
XENOPORT, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

000-51329	94-3330837
(Commission File No.)	(IRS Employer Identification No.)
3410 Central Expressway
Santa Clara, California 95051
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (408) 616-7200
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
ITEM 9.01 Financial Statements and Exhibits
Signatures
EXHIBIT INDEX
EXHIBIT 1.1
EXHIBIT 99.1

Item 8.01. Other Events.
     On June 21, 2006, XenoPort, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. Incorporated, Deutsche Bank Securities Inc. and Pacific Growth Equities, LLC, as underwriters, relating to the public offering, issuance and sale of 4,500,000 shares of the Company’s common stock, $0.001 par value per share. The price to the public is $17.00 per share, and the underwriters have agreed to purchase the shares from the Company pursuant to the Underwriting Agreement at a price of $16.0225 per share. Under the terms of the Underwriting Agreement, the Company has granted the underwriters an option, exercisable for 30 days after the offering, to purchase up to an additional 675,000 shares solely to cover over-allotments, if any. The Underwriting Agreement contains customary representations, warranties and agreements by the Company, and customary conditions to closing, indemnification rights, obligations of the parties and termination provisions. The offering is being made pursuant to the Company’s registration statement on Form S-1 (Registration No. 333-134791) previously filed with the Securities and Exchange Commission. The Underwriting Agreement is filed as Exhibit 1.1 to this report, and the description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.
     The Company’s press release announcing the pricing of the public offering is filed as Exhibit 99.1 to this report and is incorporated by reference herein.
ITEM 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit
Number	Description
1.1	Underwriting Agreement, dated June 21, 2006.

99.1	Press Release titled “XenoPort Announces Pricing of Public Offering of 4,500,000 Shares of Common Stock,” dated June 21, 2006.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XENOPORT, INC.

Dated: June 22, 2006
	By:	/s/ William G. Harris

William G. Harris
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
1.1	Underwriting Agreement, dated June 21, 2006.

99.1	Press Release titled “XenoPort Announces Pricing of Public Offering of 4,500,000 Shares of Common Stock,” dated June 21, 2006.